SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2002

KNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O. G. Skinner Drive, West Point, Georgia 31833
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (706) 645-8553

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit Number	Exhibit Description
99.1	Press release dated July 16, 2002.

Item 9.    Regulation FD Disclosure.

Knology, Inc. (“Knology”), along with its indirect wholly owned subsidiary Knology Broadband, Inc. (“Broadband”), announced by press release that Knology and Broadband had reached an agreement in principle with an informal committee of holders of the 11-7/8% Senior Discount Notes due 2007 issued by Broadband to reduce the debt of Knology and its subsidiaries, on a consolidated basis. Knology also announced that it had reached an agreement with certain existing stockholders who have committed to invest $39.0 million in new equity of Knology contingent upon a successful restructuring. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

By:	/s/ ROBERT K. MILLS
Robert K. Mills Chief Financial Officer, Vice President and Treasurer

Dated July 16, 2002

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Press release, dated July 16, 2002.